Exhibit 99.1

For Further Information Contact
Eddie Northen (404)-888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS SECOND QUARTER AND SIX MONTHS

2020 FINANCIAL RESULTS

•	Total revenue increased 5.6% for the quarter despite a worldwide economic downturn
•	Residential revenues increased 14.8% with multiple record setting days of new customer sales
•	Net Income grew 17.2% and EPS increased to $0.23

ATLANTA, GEORGIA, July 29, 2020: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, reported strong unaudited financial results for its second quarter and six months ended June 30, 2020.

The Company recorded second quarter revenues of $553.3 million, an increase of 5.6% over the prior year’s second quarter revenue of $524.0 million. Rollins’ reported net income of $75.4 million or $0.23 per diluted share for the second quarter ended June 30, 2020, compared to $64.3 million or $0.20 per diluted share for the same period in 2019.

Going into this quarter, we were faced with the global economic downturn from COVID-19 and responded with numerous operational adjustments to address the economic challenges. These included new COVID-related procedures, modified customer service and related protocols, daily health screenings before entering shared offices, and a transition to remote work locations to reduce concentrations of personnel in offices where appropriate.

Cost containment efforts included furloughs, layoffs, elimination of non-essential travel and capital expenditures, and temporary salary reductions for upper management, among other things. These cost savings were offset by increased spending for personal protective equipment (PPE). These timely actions coupled with lower fuel prices and our routing and scheduling enhancements contributed to our profit improvement.

Our commercial customers’ operations were most heavily impacted by the various governmental shelter-in-place mandates and their effect on small to medium size businesses, but the well-timed launch of our new VitalClean sanitation services helped businesses reopen and protect their employees and customers.

Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins, Inc. stated, “We are pleased with our leadership and their reaction to the new operational challenges we have faced as we continue to meet the needs of our customers and employees.”

Rollins, Inc. is a premier global consumer and commercial services company. Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This release contains a statement that constitutes a “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This forward-looking statement includes a statement about the Company continuing to meet the needs of its customers and employees. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, the extent and duration of the coronavirus (COVID-19) pandemic and its potential impact on the financial health of the Company’s business partners, customers, supply chains and suppliers, global economic conditions and capital and financial markets, changes in consumer behavior and demand, the potential unavailability of personnel or key facilities, modifications to the Company’s operations, and the potential implementation of regulatory actions; economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; changes in various government laws and regulations, including environmental regulations; and the impact of the U. S. Government shutdown. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
At June 30, (unaudited)	2020	2019
ASSETS
Cash and cash equivalents	$134,829	$98,466
Trade accounts receivables, net	129,297	130,696
Financed receivables, net	23,285	21,598
Materials and supplies	34,064	17,579
Other current assets	41,626	51,506
Total Current Assets	363,101	319,845
Equipment and property, net	191,141	201,196
Goodwill	602,310	563,075
Customer contracts, net	275,782	283,309
Trademarks and tradenames, net	104,760	102,986
Other intangible assets, net	10,176	11,228
Operating lease, right-of-use assets	214,874	191,183
Financed receivables, long-term, net	38,281	30,611
Benefit plan assets	9,312	—
Prepaid pension	—	5,274
Deferred income tax assets	2,105	—
Other assets	24,540	21,070
Total Assets	$1,836,382	$1,729,777
LIABILITIES
Accounts payable	$48,037	$37,644
Accrued insurance, current	31,230	30,265
Accrued compensation and related liabilities	87,050	77,377
Unearned revenue	139,541	133,672
Operating lease liabilities, current	71,494	62,195
Current portion of long-term debt	12,500	12,500
Other current liabilities	88,321	60,688
Total Current Liabilities	478,173	414,341
Accrued insurance, less current portion	35,520	34,705
Operating lease liabilities, less current portion	144,846	129,373
Long-term debt	242,500	335,375
Deferred income tax liabilities	14,482	475
Long-term accrued liabilities	58,031	63,244
Total Liabilities	973,552	977,513
STOCKHOLDERS’ EQUITY
Common stock	327,759	327,486
Retained earnings and other equity	535,071	424,778
Total stockholders’ equity	862,830	752,264
Total Liabilities and Stockholders’ Equity	$1,836,382	$1,729,777

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
REVENUES
Customer services	$553,329	$523,957	$1,041,230	$953,026
COSTS AND EXPENSES
Cost of services provided	255,622	253,333	506,774	470,591
Depreciation and amortization	21,925	20,132	43,522	36,815
Sales, general and administrative	171,253	161,886	329,115	301,416
Gain on sale of assets, net	(451)	(252)	(726)	(433)
Interest expense, net	1,460	1,899	3,625	1,625
	449,809	436,998	882,310	810,014
INCOME BEFORE INCOME TAXES	103,520	86,959	158,920	143,012
PROVISION FOR INCOME TAXES	28,162	22,664	40,294	34,491
NET INCOME	$75,358	$64,295	$118,626	$108,521
NET INCOME PER SHARE - BASIC AND DILUTED	$0.23	$0.20	$0.36	$0.33
Weighted average shares outstanding - basic and diluted	327,763	327,506	327,723	327,506

(( CONFERENCE CALL ANNOUNCEMENT ((

Rollins, Inc.

(NYSE: ROL)

Management will hold a conference call to discuss

Second Quarter 2020 results on

Wednesday, July 29, 2020 at:

10:00 a.m. Eastern

9:00 a.m. Central

8:00 a.m. Mountain

7:00 a.m. Pacific

TO PARTICIPATE:

Please dial 877-407-9716 domestic;

201-493-6779 international

with conference ID of 13705813
at least 5 minutes before start time.

REPLAY: available through August 5, 2020

Please dial 844-512-2921 / 412-317-6671, Passcode 13705813

THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT

www.rollins.com

Questions?

Contact Samantha Alphonso at Financial Relations Board at 212-827-3746

Or email to salphonso@mww.com